UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1388 North Tech Boulevard, Gilbert, AZ	85233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 556-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On February 3, 2005, the Board of Directors of the Registrant approved a form of Indemnification Agreement to be entered into with executive officers and directors of the Registrant that will obligate the Registrant to indemnify such officers and directors and advance litigation costs when such officers and/or directors are sued in their capacity as such.

The Indemnification Agreement provides that executive officers and directors of the Registrant would be entitled to (i) indemnification against all legal fees, judgments, fines and amounts paid in settlement and (ii) have expenses advanced by the Registrant, in each case, if the officer or director acted in good faith in a manner he or she reasonably believed to be in the best interests of the Registrant and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of actions brought to enforce a right of the Registrant not pursued by the officers and/or directors (so-called “derivative actions”), the Indemnification Agreement would provide indemnification and advancement of expenses if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant.

(b) On February 3, 2005, the Board of Directors of the Registrant approved the Registrant entering into a Consulting Agreement effective February 1, 2005 with David Merrion, one of the Registrant’s directors.

The Consulting Agreement was entered into with Mr. Merrion in recognition of his extensive experience in diesel engine technology matters and his incurring substantial time and costs in assisting the Registrant with diesel emission technology matters over and above his duties as a director of the Company.

The Consulting Agreement provides that Mr. Merrion will provide consulting services in diesel engine emission technology and related areas and will be paid a fee of $7,500 per quarter (pro-rated from the February 1, 2005 effective date), along with certain approved travel and reasonable out-of-pocket expenses incurred by Mr. Merrion in rendering such services. The Consulting Agreement will remain in effect until December 31, 2005 and is subject to annual renewal upon the approval of the Board of Directors and Mr. Merrion. The Consulting Agreement also contains customary invention assignment, confidentiality and other similar provisions.

Item 9.01 Financial Statements and Exhibits

(c) The following exhibits are furnished herewith:

Exhibit 10.48	Form of Indemnification Agreement between the Registrant and executive officers and directors of the Registrant

Exhibit 10.49	Consulting Agreement dated February 1, 2005 between the Registrant and David Merrion

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

By:	/s/ Robert W. Zack
Robert W. Zack
Chief Financial Officer

Date: February 4, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.48	Form of Indemnification Agreement between the Registrant and executive officers and directors of the Registrant.

10.49	Consulting Agreement dated February 1, 2005 between the Registrant and David Merrion